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                           FIRST AMENDMENT
                                  TO
                       JOINT VENTURE AGREEMENT


     This FIRST AMENDMENT to JOINT VENTURE AGREEMENT (this "Amendment") is entered into and effective as of December 29, 1999, by and among Solutia Inc. ("Solutia"), and FMC Corporation ("FMC").


                              RECITALS:
                              --------

A.   FMC and Solutia are parties to that certain Joint Venture
     Agreement dated as of April 29, 1999 (the "JVA").

B. FMC and Solutia desire to amend the JVA on the terms and conditions contained herein.

                              AMENDMENT
                              ---------

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, FMC and Solutia, intending to be legally bound, hereby amend the JVA as follows:

1. DEFINITIONS. Capitalized terms used and not otherwise defined herein have the meanings given them in the JVA.

2.   AMENDMENT TO SECTION 17.3 OF THE JOINT VENTURE AGREEMENT.

The reference in Section 17.3 to "December 31, 1999" is deleted and replaced with the following "February 10, 2000".

3. REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party as of the date hereof that (i) this Amendment has been duly authorized by such Party's Board of Directors,
(ii) no consents are necessary from any third Person for such Party's execution, delivery or performance of this Amendment which have not been obtained, and (iii) this Amendment constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other laws related to creditors rights generally or by the application of equity principles.

4. EFFECT OF AMENDMENT; REAFFIRMATION. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the JVA, nor constitute a waiver of any provision of the JVA. Each reference in the JVA and in this Amendment to "the JVA", "the Agreement", "hereunder", "hereof", "herein", or words of like import, shall be read as referring to the JVA as amended by this Amendment. Each Party hereby acknowledges and confirms that except as expressly amended hereby, the JVA remains in full force and effect.

5. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of New York without giving effect to choice or conflicts of law principles thereunder.



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6.   SECTION TITLES.  The section titles in this Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Amendment.

7. COUNTERPARTS; FACSIMILE TRANSMISSIONS. This Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.



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     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

               SOLUTIA INC.

               By:            /s/ Dennis Cavner
                             --------------------------------
               Print Name:        Dennis Cavner
                             --------------------------------
               Title:             V. P. Operations Excellence
                             --------------------------------



               FMC CORPORATION

               By:            /s/ Robert I. Harries
                             --------------------------------
               Print Name:        Robert I. Harries
                             --------------------------------
               Title:             Vice President
                             --------------------------------



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